SONO-TEK CORPORATION
                                  2012 Route 9W
                             Milton, New York 12547

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON

                                 AUGUST 24, 2000

The 2000 Annual Meeting of Shareholders of Sono-Tek Corporation (the "Company") will be held in the Stewart Room at the Ramada Inn, 1055 Union Avenue, Newburgh, NY 12550 on August 24, 2000 at 10:00 A.M., local time, for the following purposes:

         1. To elect three (3) Directors of the Company to serve until the 2002 Annual Meeting of Shareholders of the Company.

         2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending February 28, 2001.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on July 5, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote will be available for examination by interested shareholders at the offices of the Company, 2012 Route 9W, Milton, New York 12547 during ordinary business hours until the meeting.


Claudine Y. Corda, Secretary


                              Dated: July 11, 2000


             YOUR VOTE IS IMPORTANT. EVEN IF YOU DESIRE TO ABSTAIN,

          PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING

                             POSTAGE PAID ENVELOPE.

                              SONO-TEK CORPORATION
                                  2012 Route 9W
                             Milton, New York 12547

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 24, 2000

The accompanying proxy is solicited by the Board of Directors of SONO-TEK CORPORATION, a New York corporation (the "Company"), for use at the 2000 Annual Meeting of Shareholders of the Company to be held on August 24, 2000.

All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the shareholder's instructions contained in such Proxy. In the absence of contrary instructions, shares represented by such proxy will be voted
(i) FOR approval of the election of each of the individuals nominated as Directors set forth herein, and (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending February 28, 2001. A shareholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its offices in Milton, New York either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the 2000 Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

Abstentions will be treated as shares present and entitled to vote for quorum purposes but as not voted for purposes of determining the approval of any matters submitted to the shareholders for a vote. Except as otherwise provided by law or by the Company's certificate of incorporation or bylaws, abstentions will not be counted in determining whether a matter has received a majority of votes cast. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Broker non-votes are not counted for quorum purposes.

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, the Proxy, and the 2000 Annual Report to Shareholders are intended to be mailed on or about July 25, 2000 to shareholders of record at the close of business on July 5, 2000. At said record date, the Company had 8,954,855 outstanding shares of common stock.

                          ITEM 1. ELECTION OF DIRECTORS

The Board of Directors is divided into two classes. The Directors in each class are to serve for a term of two years, and until their respective successors are duly elected and qualify. Three (3) Directors will be elected at the Annual Meeting by plurality vote to hold office until the Company's 2002 Annual Meeting of Shareholders and until their successors shall be duly elected and shall qualify.

Management intends to vote the accompanying Proxy FOR election as Directors of the Company, the nominees named below, unless the Proxy contains contrary instructions. Proxies that direct the Proxy holders to withhold voting in the matter of electing Directors will not be voted as set forth above. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. On all matters that may properly come before the 2000 Annual Meeting, each share has one vote. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

NOMINEES FOR DIRECTORS

Nominees for election to term expiring 2002

The following three persons, each of whom is currently serving as a Director, are nominated for election as Directors of the Company to hold office until the Company's 2002 Annual Meeting of Shareholders.

James L. Kehoe, 54, has been Chairman of the Board since May 1999, Chief Executive Officer of the Company since August 1993 and a Director of the Company since June 1991. From 1987 until 1993, he was President and Chief Executive Officer of Plasmaco, Inc., which he founded in 1987. Plasmaco is involved in the development and manufacture of AC plasma flat panel displays. Prior to founding Plasmaco, Mr. Kehoe was employed for twenty two years by International Business Machines Corporation where he held a variety of engineering and management positions.

Samuel Schwartz, 80, has been a Director of the Company since August 1987 and was Chairman of the Board from February 1993 to May 1999. From 1959 to 1992 he was the Chairman and CEO of Krystinel Corporation, a manufacturer of ceramic magnetic components used in electronic circuitry. He received a B.Ch.E from Rensselaer Polytechnic Institute in 1941 and a M.Ch.E from New York University in 1948.

J. Duncan Urquhart, 46, has been a Director of the Company since September 1988. Since January 1999 he has been a Consultant Associate with Re:Sources Connection LLC, which provides contract accounting services. From October 1997 to December 1998, Mr. Urquhart was Director of Business Operations at The Gun Parts Corporation, an international supplier of gun parts. Prior to his resignation in October 1997, he was Controller of the Company from January 1988, and Treasurer of the Company from September 1988.

DIRECTORS CONTINUING AS DIRECTOR

The following three persons named below are currently serving as Directors of the Company. Their term expires at the 2001 Annual Meeting of Shareholders.

John J. Antretter, 37, has been a consultant to the Company since November 1998, and a Director since February 1999. From August 1999 to December 1999, Mr. Antretter was Acting Chief Executive Officer of S&K Products International, Inc. From January 1996 through September 1998, Mr. Antretter was Chairman and CEO of Technology Manufacturing & Design Inc. (TMD), an Austin, TX based contract electronics manufacturing firm. Prior to joining TMD, he was the CEO and a Director of Plasmaco, Inc., a developer of flat panel display systems from 1994 to 1996. Mr. Antretter has additional experience in the venture capital and investment banking fields, and was a commercial lending officer for the Bank of New York. Mr. Antretter received his MBA from Fordham University in 1989.

Dr. Harvey L. Berger, 61, has been a Director of the Company since June 1975. He was President of the Company from November 1981 to September 1984 and since September 1985. From September 1986 to September 1988, he also served as
Treasurer. He was Vice Chairman of the Company from March 1981 to September 1985. He holds a Ph.D. in Physics from Rensselaer Polytechnic Institute and is a member of the Marist College Advisory Board.

Christopher L. Coccio, 59, has been a Director of the Company since June 1998. Mr. Coccio currently has his own consulting business. From 1996 to 1998 he was a consultant to the New York State Legislative Commission on Science and Technology. From 1964 to 1996 he held various management positions at General Electric Company. He received a B.S. from Stevens Institute of Technology, a M.S. from the University of Colorado and a Ph.D. from Rensselaer Polytechnic Institute.

Directors are presently paid no fee for their service as Directors. In May 1999, the Company's Board of Directors adopted a program to award its non-employee directors 10,000 stock options in consideration of each year of service to the Company to commence with the 1999 election of Directors. In September 1999, Christopher L. Coccio, a non-employee director, was elected to the Board of Directors. He will receive 10,000 stock options at the completion of his first year of service in September 2000.

The Board of Directors held eight meetings in the fiscal year ended February 29, 2000. No incumbent Director attended fewer than 75% of the aggregate of meetings of the Board and committee meetings of which he was a member.

The Board of Directors has a nominating committee to research and determine candidates for nomination as Directors of the Company (the "Nominating Committee"). The Nominating Committee presently consists of Messrs. Schwartz and Urquhart. The Nominating Committee did not meet during the fiscal year ended February 29, 2000. The Nominating Committee will consider nominees recommended by shareholders; no special procedure needs to be followed in submitting such recommendation.

The Company's Board of Directors has formed an Audit Committee composed of Messrs. Coccio, Schwartz and Urquhart, all Directors of the Company. The Audit Committee is responsible for (i) selecting an independent public accountant for ratification by the stockholders, (ii) reviewing material accounting items affecting the consolidated financial statements of the Company, and (iii) reporting its findings to the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate remuneration paid or accrued by the Company through February 29, 2000 for each named officer of the Company. No other executive officer received aggregate remuneration that equaled or exceeded $100,000 for the Fiscal Year ended February 29, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                                  Annual Compensation                Compensation
                                                                                   Awards, Securities           All Other
Name and Principal Position   Year              Salary ($)       Bonus ($)         Underlying Options (#)    Compensation ($)(2)
------------------------------------------------------------------------------------------------------------------------------------

James L. Kehoe                2000              $132,309         $38,375(1)                   0                 $2,088
Chief Executive Officer       1999               115,000               0                      0                  2,300
                              1998               102,000               0                200,000                  1,244


(1) Consists of 100,000 shares of the Company's common stock at $0.24 per share and 47,917 shares of the Company's common stock at $0.30 per share.
(2) Dollar amounts are Company contributions under the SARSEP described below.

STOCK OPTION PLAN

The Company has in effect the 1993 Stock Incentive Plan, as amended (the "1993 Plan"). As of June 26, 2000 there were outstanding options to purchase an aggregate of 1,017,624 shares of common stock at prices ranging from $.24 to $1.50 per share and 475,814 shares were reserved for option grants. During the last fiscal year, no grants of stock options were made to the executive officer named in the Summary Compensation Table.

Shown below is information with respect to exercises of stock options during the last completed fiscal year by the executive officer named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                           Number of Securities Underlying   Value of Unexercised
                                                                 Unexercised Options         In-the Money Options
                                   Shares                        at Fiscal Year End (#)      At Fiscal Year End ($)
                                Acquire on       Value
Name                            Exercise (#)   Realized ($)   Exercisable Unexercisable   Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------------------------
James L. Kehoe                        0            0            540,000            0        $179,200       0

Description of Simplified Employee Pension Plan

The Company maintained a Simplified Employee Pension Plan including a Salary Reduction option ("SARSEP") for employees of the Company pursuant to the Internal Revenue Code through December 1999. Under the SARSEP plan an eligible employee could elect to make a salary reduction of up to 15% of his compensation as defined in the plan, with the Company making a contribution currently equal to 2% of the employee's compensation. Employee contributions for any calendar year are limited to a specific dollar amount that is indexed to reflect inflation.

Effective April 1, 2000, the Company instituted the Sono-Tek Corporation 401(k) Plan ("401(k) Plan") for employees of the Company, its subsidiaries and affiliates pursuant to the Internal Revenue Code. Under the 401(k) Plan an eligible employee could elect to make a salary reduction of up to 20% of his compensation as defined in the plan, with the Company making a contribution currently equal to a maximum of 3% of the employee's compensation, depending upon a matching formula. Employee contributions for any calendar year are limited to a specific dollar amount that is indexed to reflect inflation.

Board Report on Executive Compensation

The compensation of the executive officers of the Company is set by the Company's Board of Directors based upon the recommendations of the Compensation Committee which is composed of Messrs. Coccio, Schwartz and Urquhart, all Directors of the Company. The Compensation Committee met twice during Fiscal
Year 2000. Compensation is set at levels believed to be competitive with executive officers with similar qualifications, experience and responsibilities of similar businesses. Such individuals receive a base salary and incentive compensation based on the achievement of certain operating objectives. During Fiscal Year 2000, Mr. Kehoe received a stock grant of 100,000 shares of the Company's Common Stock at the time of the SCS acquisition. Also at this time, Mr. Kehoe agreed to convert accrued bonuses earned in Fiscal Years 1994 and 1996 to the Company's Common Stock, and received 47,917 shares. The Compensation Committee serves an advisory function only. See Compensation Committee Interlocks and Insider Participation.

                               BOARD OF DIRECTORS:
                    John J. Antretter        James L. Kehoe
                    Harvey L. Berger         Samuel Schwartz
                    Christopher L. Coccio    J. Duncan Urquhart

Compensation Committee Interlocks and Insider Participation

The Company's Board of Directors has a Compensation Committee composed of Messrs. Coccio, Schwartz and Urquhart, all Directors of the Company. However, the Compensation Committee serves an advisory function only. All decisions regarding compensation are made by the full Board of Directors, including Dr. Berger and Mr. Kehoe who could participate in decisions regarding the compensation of the Company's executive officers, including their own.

Performance Graph

The graph below compares five-year cumulative total return for a shareholder investing $100 in the Company on
February 28, 1995, with the Standard & Poor's 500 Composite Index, a performance indicator of the overall stock market, and the Standard & Poor's index of Manufacturing Diversified Industrials, an index of the Company's peer groups, assuming reinvestment of all dividends.

                                                    --------------------------------------------------------------------------
                                                        1995        1996        1997         1998        1999        2000
                                                    --------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
S&P 500 INDEX                                o          $100        $135        $170         $229        $275        $307
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Manufacturing (DIVERS)-500                  |X|         $100        $144        $190         $233        $255        $287
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Sono-Tek Corporation                         o          $100         $86         $43         $115         $38        $442
------------------------------------------------------------------------------------------------------------------------------

Beneficial Ownership of Shares

The following information is furnished as of June 26, 2000 to indicate beneficial ownership of the Company's Common Stock by each Director and nominee, by each named executive officer who has a salary and bonus in excess of $100,000, by all Directors and executive officers as a group and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, the named person has sole voting and investment power.

Name (and address if                                                  Amount
   more than 5%) of                                                Beneficially
   Beneficial owner                                                   Owned                   Percent
Directors
     *John J. Antretter                                              420,000(1)                4.6%
     *Harvey L. Berger                                               366,700(2)                4.1%
     *Christopher L. Coccio                                           40,000                   **
     *James L. Kehoe                                                 731,317(3)                7.8%
     *Samuel Schwartz                                                977,083(4)               10.7%
     *J. Duncan Urquhart                                              10,000(5)                 **
All Executive Officers and Directors as a Group                    2,545,100(6)               25.5%

Additional 5% owners
     Herbert Spiegel                                                 513,692                   5.8%
     425 East 58th Street
     New York, NY 10022

     Norwood Venture Corporation
     1430 Broadway
     New York, NY  10018                                           1,100,000(7)               11.0%

*c/o Sono-Tek Corporation, 2012 Route 9W, Bldg. 3, Milton, NY  12547.
** Less than 1%
(1) Includes 50,000 shares in the name of Mr. Antretter's wife, options to purchase 20,000 shares under the 1993 Plan and 200,000 warrants deemed exercisable awarded by the Board of Directors in August 199.
(2) Includes 4,000 shares in the name of Dr. Berger's wife and 45,000 options deemed exercisable issued under the 1993 Plan.
(3) Includes 240,000 options deemed exercisable issued under the 1993 Plan, plus 300,000 warrants deemed exercisable awarded by the Board of Directors in May 1999.
(4) Includes 300,000 warrants deemed exercisable awarded by the Board of Directors in May 1999.
(5) Includes 10,000 options deemed exercisable granted in May 1999 under the 1993 Plan.
(6) Includes315,000 options deemed exercisable issued under the 1993 Plan, 600,000 warrants deemed exercisable awarded by the Board of Directors in May 1999, and 200,000 warrants deemed exercisable awarded by the Board of Directors in August 1999.
(7) Includes 1,100,000 warrants deemed exercisable issued on September 30, 1999 in conjunction with a loan made to the Company.

Certain Transactions

As of June 9, 2000, the Company renamed its wholly owned subsidiary S&K Products International, Inc. ("S&K") to Sono-Tek Cleaning Systems, Inc. ("SCS").

Short term loans - From time to time the Company has required short-term loans to meet its payment obligations. These loans, which are payable on demand, have been provided by Messrs. Schwartz and Kehoe, and Kathleen Martin, an officer of the Company, at an interest rate of prime plus 2% computed at the time of the loan. The interest rate on such short term loans range from 9.75% to 10.75% at February 29, 2000. As of February 29, 2000 and February 28, 1999 the amount of these loans outstanding was $239,084 and $88,000, respectively. During Fiscal Year 2000 a total of $247,000 was loaned by these individuals to the Company. Of this amount, $50,000 was repaid in Fiscal Year 2000 and $126,000 was repaid subsequent to year end. An additional $51,051, of which $5,135 was accrued interest, was used, in a non-cash transaction, to exercise warrants to purchase 78,540 shares of the Company's common stock. Interest expense for the twelve month period ended February 29, 2000 and February 28, 1999 was $17,989 and $1,320, respectively. Accrued interest was $13,165 and $1,320 at February 29, 2000 and February 28, 1999, respectively.

As an acknowledgement of the loans, 300,000 warrants were issued each to Messrs. Schwartz and Kehoe in Fiscal Year 2000. Each warrant expires May 12, 2004 and has an exercise price of $0.30 per share. The Company recognized a non-cash interest charge of $102,626 based on the fair market value of the warrants granted. Subsequent to the Fiscal Year end, warrants were issued to Ms. Martin in acknowledgment of short term loans granted to the Company in Fiscal Year 2000. One warrant is to purchase 25,000 shares of the Company's common stock at $0.50 per share, the other warrant is to purchase 25,000 shares of the Company's common stock at $1.00 per share. Both warrants expire March 3, 2005.

Subordinated convertible loans- Two convertible subordinated notes issued to the shareholders of SCS or members of their immediate family, for an aggregate principal amount of $150,000 were assumed by the Company on August 3, 1999, the date of the SCS acquisition (the "SCS Notes"). The SCS Notes are subordinate to the long-term debt with SCS's bank and the Company's bank. The SCS Notes are payable August 3, 2002 with interest accruing at a rate of 6% per annum. The unpaid principal balance on the SCS Notes is convertible into Common Stock at $1.00 per share. If the Company's Common Stock trades at a value equal to or greater than $2.00 per share for thirty consecutive trading days, the unpaid principal balance shall automatically convert to Common Stock. Interest expense for the twelve month period and three month period ended February 29, 2000 was $5,250 and $2,225, respectively. Accrued interest was $5,250 at February 29, 2000. Kevin Schumacher, whose family members hold these notes, was a director of the Company from August 3,1999 until June 14, 2000, on which date he resigned.

On May 5, 1999, the Company commenced the Private Placement of 1,666,667 shares of its Common Stock for $500,000. During Fiscal Year 2000, the Company completed the Private Placement. Of the total shares sold, 388,333 were purchased by directors and officers of the Company. The gross proceeds from the Private Placement were used to pay certain cost associated with the acquisition of SCS and for general working capital purposes.

At the time of the acquisition of SCS, two stock grants for a total of 250,000 shares of the Company's Common Stock, valued at $0.30 per share, were made to two directors of the Company, and a warrant to purchase 200,000 shares of the Company's common stock was issued to a non-employee director of the Company, as an acknowledgment of their services in consummating the acquisition. The warrant has an exercise price of $0.30 per share and expires in five years. The value of the stock issued to the non-employee director and the warrants granted were accounted for as additional purchase price. An additional 5,000 warrants were issued to a consultant of the Company for services rendered in the Private Placement.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is not aware that any reports required by Section 16(a) were not filed on a timely basis.

                 ITEM 2. RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Deloitte & Touche LLP, Certified Public Accountants, to audit the books of account and other records of the Company for the fiscal year ending February 28, 2001. Said firm served in this capacity for the fiscal year ended February 29, 2000. In the event of a negative vote, the Board of Directors will reconsider its election. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  THE  SHAREHOLDERS   VOTE  FOR  THE
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                              ITEM 3. OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

Expenses

The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting will be borne by the Company. The
Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expense of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company but no additional compensation will be paid to such individuals.

Future Shareholders Proposals

Proposals of shareholders intended to be presented at the next annual meeting (expected to be held in August 2001) under SEC Rule 14a-8 must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting (expected to be mailed in mid-July 2001) not later than March 13, 2001.

Notice of shareholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by June 11, 2001. The discretionary authority described above with respect to other matters coming before the meeting will be conferred with respect to any such untimely matters.

July 11, 2000

                                            FORM OF PROXY CARD

                                 FOR all nominees         WITHHOLD AUTHORITY
                                 listed at right            to vote for all
                                (except as marked)      nominees listed at right

                                                                Nominees:
1.  The election of three (3)                                James L. Kehoe
    Directors of the Company.                               Samuel Schwartz
                                                           J. Duncan Urquhart


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list to the right)

2.   Ratify  the   appointment  of  Deloitte  &  Touche  LLP  as  the  Company's
     independent auditors.

                         FOR       AGAINST      ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

PLEASE  SIGN,  DATE AND  RETURN  THE PROXY  CARD  PROMPTLY,  USING THE  ENCLOSED
ENVELOPE.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated July 11, 2000.

SIGNATURE(S): __________________________ Date: ___________
                                         (Signature)

SIGNATURE(S): __________________________ Date: ___________
                                  (Signature if held jointly)

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              SONO-TEK CORPORATION
                      2012 Route 9W, Milton, New York 12547
           This Proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Sono-Tek Corporation, a corporation under the laws of the State of New York, hereby appoints James L. Kehoe and J. Duncan Urquhart as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated on the reverse, all of the shares of Sono-Tek Corporation, which the undersigned is or may be entitled to vote at the Annual Meeting of Shareholders to be held in the Stewart Room at the Ramada Inn, 1055 Union Avenue, Newburgh, New York 12550, at 10:00 A.M., New York time, on August 24, 2000, or any adjournment thereof. The Board of Directors recommends a vote FOR the proposals on the reverse side.

                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE